UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 12, 2020

Trxade Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-55218	46-3673928
(Commission File Number)	(I.R.S. Employer Identification No.)

3840 Land O’ Lakes Blvd

Land O’ Lakes, Florida 34639

(Address of principal executive offices zip code)

800-261-0281

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Common Stock, $0.00001 Par Value Per Share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

On February 13, 2020, Trxade Group, Inc. (the “Company”, “we”, “us” or “our”) entered into an underwriting agreement (the “Underwriting Agreement”) with Dawson James Securities, Inc. (the “Representative”), as representative of the several underwriters named therein, relating to the sale of 806,452 shares (post-Reverse Stock Split, as defined below in Item 3.03) of its common stock, par value $0.00001 per share (the “Common Stock” and the “Offering”). Each share of Common Stock was agreed to be sold at a price of $6.50 per share of Common Stock (post-Reverse Stock Split). The Offering is expected to close on or about February 18, 2020 (the “Closing Date”).

The Company expects the net proceeds from the Offering will be approximately $4.6 million after deducting underwriting discounts and expenses, and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes and possibly to fund acquisitions of other companies, products or technologies.

The Company has granted the underwriters a 45-day option to purchase up to an additional 120,967 shares of Common Stock, at the public offering price less discounts and commissions.

Dawson James Securities, Inc., Dougherty & Company LLC and ViewTrade Securities, Inc. are acting as the underwriters of the Offering, which is a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 (Registration No. 333-235540) that was declared effective by the Securities and Exchange Commission (the “SEC”) on February 13, 2020. The Offering is being made only by means of a prospectus forming a part of the effective registration statement. The Company will pay the underwriters a cash fee equal to 8% of the aggregate gross proceeds received by the Company in connection with the Offering and reimbursement of certain expenses.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. Pursuant to the Underwriting Agreement, the Company agreed, subject to certain exceptions, not to offer, issue or sell any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock for a period of one hundred and eighty (180) days following the Offering without the prior written consent of the Representative.

In connection with the Offering, each of our officers, directors, and certain holders of our outstanding securities have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for shares of our Common Stock for a period of one hundred eighty (180) days after the Offering is completed, without the prior written consent of the Representative.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

As previously disclosed, on October 15, 2019, stockholders holding a majority of the outstanding voting shares of the Company, approved resolutions authorizing a reverse stock split of the outstanding shares of our common stock in the range from one-for-two (1-for-2) to one-for-ten (1-for-10), and provided authority to our Board of Directors to select the ratio of the reverse stock split in their discretion (the “Stockholder Authority”). On February 12, 2020, the Board of Directors approved a stock split ratio of 1-for-6 (“Reverse Stock Split”) in connection with the Stockholder Authority and the Company filed a Certificate of Amendment with the Secretary of Delaware to affect the Reverse Stock Split. The reverse stock split was undertaken to allow us to meet the minimum share price requirement of the NASDAQ Capital Market (see also the discussion of the Uplisting under Item 8.01, below).

Reason for the Reverse Stock Split

The Reverse Stock Split was effected solely to enable the Company to meet the minimum share price requirement of the NASDAQ Capital Market (i.e., $4.00 per share).

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split became effective at 12:01 a.m. Eastern Standard Time on February 13, 2020 (the “Effective Date”), whereupon the shares of common stock began trading on a split-adjusted basis. In connection with the Reverse Stock Split and the Uplisting (discussed below under Item 8.01), the Company’s shares of common stock will trade on the Nasdaq Capital Market under the symbol “MEDS” and will trade under a new CUSIP Number, 89846A 207.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of shares of the Company’s common stock held by each stockholder were converted automatically into the number of whole shares of common stock equal to (i) the number of issued and outstanding shares of common stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 6.

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-Reverse Stock Split common stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Non-Certificated Shares; Certificated Shares. Stockholders who are holding their shares in electronic form at brokerage firms do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the Reverse Stock Split to each requesting stockholder.

Action Stock Transfer Corporation

2469 E. Fort Union Blvd., Suite 214

Salt Lake City, UT 84121

Telephone: (801) 274-1088

Fax: (801) 274-1099

Please contact Action Stock Transfer Corporation for further information, related costs and procedures before sending any certificates.

Certificate of Amendment to Certificate of Incorporation. The Reverse Stock Split was affected by the Company filing a Certificate of Amendment to its Certificate of Incorporation (the “Certificate”) with the Secretary of State of the State of Delaware on February 12, 2020. The Certificate was not effective until the Effective Date. As discussed above, the stockholders previously granted authority to the Board of Directors of the Company to complete the Reverse Stock Split pursuant to the Stockholder Authority, which authority the Board of Directors relied upon in approving the filing of the Certificate.

Capitalization. As of February 13, 2020 (immediately prior to the Effective Date, and without including any shares agreed to be sold in the Offering), there were 39,236,459 shares of common stock outstanding. As a result of the Reverse Stock Split, there are approximately 6,539,410 shares of common stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split will not have any effect on the stated par value of the common stock or the number of authorized shares of common stock (100,000,000 shares).

The Reverse Stock Split does not affect the Company’s authorized preferred stock. After the Reverse Stock Split, the Company’s authorized preferred Stock of 10,000,000 shares remained unchanged. Additionally, the Reverse Stock Split will not affect the par value of the preferred stock, or previously designated series of preferred stock, except to affect, where applicable, the conversion rates and voting rights of such preferred stock.

Each stockholder’s percentage ownership interest in the Company and proportional voting power remains virtually unchanged as a result of the Reverse Stock Split, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Reverse Stock Split.

Generally, options, warrants and convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be appropriately adjusted by dividing the number of shares of common stock into which the options, warrants and convertible securities are exercisable or convertible by 6 and multiplying the exercise or conversion price thereof by 6, as a result of the Reverse Stock Split.

A copy of the Certificate of Amendment to the Certificate of Incorporation as filed with the Secretary of State of Delaware is filed herewith as Exhibit 3.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information required by this Item 5.03 is set forth in Item 3.03 above, which information is incorporated herein by reference.

Item 8.01.	Other Information.

As a result of the Offering discussed under Item 1.01 above, the Company’s common stock will become listed on the NASDAQ Capital Market and will trade under the ticker symbol “MEDS” beginning on February 13, 2020 (the “Uplisting”).

On February 13, 2020, the Company issued a press release announcing the effectiveness of the 1-for-6 reverse stock split of the Company’s issued and outstanding common stock, the Uplisting and the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated February 13, 2020, by and between Trxade Group, Inc. and Dawson James Securities, Inc. as the representative of the underwriters named therein
3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (1-for-6 Reverse Stock Split of Common Stock) filed with the Delaware Secretary of State on February 12, 2020, and effective February 13, 2020
99.1	Press Release Dated February 13, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRXADE GROUP, INC.

Date: February 13, 2020	By:	/s/ Suren Ajjarapu
	Name:	Suren Ajjarapu
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated February 13, 2020, by and between Trxade Group, Inc. and Dawson James Securities, Inc. as the representative of the underwriters named therein
3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (1-for-6 Reverse Stock Split of Common Stock) filed with the Delaware Secretary of State on February 12, 2020, and effective February 13, 2020
99.1	Press Release Dated February 13, 2020